Exhibit 10.6

Execution Version

USHG Acquisition Corp.

853 Broadway, 17th Floor

New York, NY 10003

January 6, 2021

USHG Investments, LLC

853 Broadway, 17th Floor

New York, NY 10003

RE:	Amendment No. 1 to Securities Subscription Agreement

Ladies and Gentlemen:

THIS AMENDMENT NO. 1 TO SECURITIES SUBSCRIPTION AGREEMENT (this “Amendment”) to that certain Securities Subscription Agreement, dated as of December 29, 2020 (the “Securities Subscription Agreement”), by and between USHG Investments, LLC, a Delaware limited liability company (the “Subscriber”), and USHG Acquisition Corp., a Delaware corporation (the “Company”), is made as of January 6, 2021 by and among the Subscriber and the Company. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Securities Subscription Agreement, as amended by this Amendment.

WHEREAS, in accordance with Section 6.04 of the Securities Subscription Agreement, the terms of the Securities Subscription Agreement may be modified or amended only by written agreement executed by the Subscriber and the Company; and

WHEREAS, the Subscriber and the Company desire to amend the terms of the Securities Subscription Agreement in accordance with this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Forfeiture Mechanics.

(a) The words “, up to 904,500 of which are subject to forfeiture by you if the underwriters of the initial public offering (“IPO”) of units (“Units”) of the Company, do not fully exercise their over-allotment option (the “Over-allotment Option”)” are deleted from sentence two of the Preamble.

(b) The words “, subject to forfeiture,” are deleted from sentence one of Section 1.01.

(c) Article III is deleted in its entirety and the following is substituted in lieu thereof:

“[Reserved.]”

2. Consent. The Company and the Subscriber each hereby consent to this Amendment in accordance with Section 6.04 of the Securities Subscription Agreement.

3. Effect of Amendment. Except as specifically amended herein, the Securities Subscription Agreement is hereby ratified and confirmed and shall remain in full force and effect. Each reference in the Securities Subscription Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Securities Subscription Agreement in the other documents entered into in connection with the Securities Subscription Agreement, shall mean and be a reference to the Securities Subscription Agreement, as amended by this Amendment.

4. Counterparts. This Amendment may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Amendment and return it to us.

Very truly yours,

USHG ACQUISITION CORP.

By:	/s/ Adam D. Sokoloff
Name:	Adam D. Sokoloff
Title:	Chief Executive Officer

Accepted and agreed as of the date first written above.

USHG INVESTMENTS, LLC

By: UNION SQUARE HOSPITALITY GROUP, LLC

By:	/s/ Avisheh Avini
Name:	Avisheh Avini
Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Securities Subscription Agreement]